UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2012

_____________________________________________

New Mexico Software, Inc.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	333-30176	91-1287406
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5021 Indian School Road NE
Suite 100
Albuquerque, NM	87110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 255-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On January 23, 2012, the US District Court in Albuquerque, New Mexico entered judgment in favor of New Mexico Software in the case of Premier Medical Enterprise Solutions, Inc. v. New Mexico Software, Inc. and Richard Govatski, Case No. Civ 09-165.  The judgment brings to conclusion the suit initiated by Premier Medical in early 2009, alleging breach of breaches of (i) fiduciary duty, (ii) covenant of good faith and fair dealing and (iii) contract, along with claims of conversion and tortuous interference and seeks an accounting.  The suit sought compensatory, punitive and exemplary damages in excess of $75,000, together with injunctive relief against unfair competition and attorney’s fees.  The court awarded judgment to New Mexico Software in the amount of $636,606.

Premier Medical had been an early client of our XR-Express services.  Premier Medical withheld payment for services provided prior to filing suit and after suit until we terminated service in June, 2010.  In December, 2010, we wrote off as uncollectible all accounts receivable from Premier Medical.

We are evaluating with the advice of counsel whether to pursue collection of our judgment against Premier Medical, its principals and its successor which appears to have taken an assignment of Premier Medical’s business without consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

/s/  Richard F. Govatski

Richard F. Govatski, President and Chief Executive Officer

Date: March 5, 2012

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